Cornerstone Ministries Investments, Inc.

                UP TO 350,000 SHARES OF COMMON STOCK ($2,275,000)
                 AND $17,000,000 OF CERTIFICATES OF INDEBTEDNESS

                         Purchase Price $ 6.50 Per Share
             $2,500 (Minimum Purchase) Certificates of Indebtedness

                             SALES AGENCY AGREEMENT

                               ____________, 2000
Ladies and Gentlemen:

         Cornerstone Ministries Investments, Inc., a Georgia corporation, hereby confirms its respective agreements with ______________________________________
("Agent"), a broker-dealer registered with the Securities and Exchange Commission ("Commission") and a member of the National Association of Securities Dealers, Inc. ("NASD"), as follows:

         1. Introduction. The Company desires to offer up to 350,000 shares of its common stock (the "Common Stock") and up to $17,000,000 certificates of indebtedness for an aggregate purchase price of up to $19,275,000 in an offering pursuant to Regulation SB-2 under the Securities Act of 1933, as amended (the "1933 Act"). The Company has been advised by Agent that it desires to use its best efforts to assist the Company with its sale of the Common Stock and Certificates in the Offering as described in the Offering Circular attached hereto as Exhibit "A" and made a part hereof.

         2.   Representations  and  Warranties  of  the  Company.   The  Company
represents and warrants to Agent that:

                  (a) The Company has filed with the Commission an offering statement on Form SB-2, including exhibits and all amendments and supplements thereto (No. 24-3710), including the Offering Circular, for the registration of the Common Stock and Certificates under the 1933 Act. Such offering statement has been qualified under the 1933 Act and no proceedings therefor have been initiated or, to the best of the Company's knowledge, threatened by the Commission (provided that for this purpose the Company shall not regard any such proceeding as "threatened" unless the Commission has manifested to the management of the Company, or to its counsel, a present intention to initiate such proceeding). Such offering statement, as amended or supplemented, if amended or supplemented, on file with the Commission at the time the offering statement becomes effective, including the Offering Circular, financial statements, schedules, exhibits and all other documents filed as part thereof, is herein called the "Offering Statement," and the Offering Circular, as amended or supplemented, if amended or supplemented, on file with the Commission at the time the Offering Statement becomes effective is herein called the "Offering Circular," and shall include any amendments or supplements thereto from and after their dates of qualification or use, respectively.

                  (b) As of the date of the Offering Circular (i) the Offering Statement and the Offering Circular (as amended or supplemented, if amended or supplemented) complied and will comply in all material respects with the 1933 Act, (ii) the Offering Statement (as amended or supplemented, if amended or supplemented) did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and
(iii) the Offering Circular (as amended or supplemented, if amended or supplemented) did not and will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Representations or warranties in this subsection shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company relating to Agent by or on behalf of Agent expressly for use in the Offering Statement or the Offering Circular.

                  (c) The Company is duly organized as a business corporation under the laws of the State of Georgia, and is validly existing and in good standing under the laws of the State of Georgia with full power and authority to own its property and conduct its business as described in the Offering Circular.

                  (d) The Company has good, marketable and insurable title to all assets material to its business and to those assets described in the Offering Circular as owned by the Company, free and clear of all material liens, charges, encumbrances or restrictions, except as are described in the Offering Circular, and all of the leases and subleases of the Company under which it holds properties, including those described in the Offering Circular, are in full force and effect as described therein.

                  (e) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Company, and this Agreement is a valid and binding obligation of the Company, enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent that the provisions of Sections 7 and 8 hereof may be unenforceable as against public policy).

                  (f) There is no litigation or governmental proceeding pending or, to the knowledge of the Company, threatened against or involving the Company or any of its assets except as required to be disclosed in the Offering Circular. Any litigation or governmental proceeding is not considered "threatened" unless the potential litigant or governmental authority has manifested to the management of the Company, or to their counsel, a present intention to initiate such litigation or proceeding.

                  (g) The Company has all power, authority, authorizations, approvals and orders as may be required to enter into this Agreement, to carry out the provisions and conditions hereof and to issue and sell the Common Stock and Certificates to be sold by it as provided herein.

                  (h) The financial statements of the Company which are included in the Offering Statement and are part of the Offering Circular fairly present the financial condition, results of operations, retained earnings and cash flows of the Company at the respective dates thereof and for the respective periods covered thereby and comply as to form in all material respects with applicable accounting requirements of the regulations promulgated under the 1933 Act (the "1933 Act Regulations"). Such financial statements have been prepared according to generally accepted accounting principles consistently applied throughout the periods involved except as noted therein. The tables in the Offering Circular accurately present the information purported to be shown thereby at the respective dates thereof and for the respective periods covered thereby.

                  (i) There has been no material change with respect to the condition (financial or otherwise) results of operations, business, assets or properties of the Company since the latest date as of which such condition on the latest period for which such operations is set forth in the Offering Circular except as referred to therein; and the capitalization, assets, properties and businesses of the Company conform in all material respects to the descriptions thereof contained in the Offering Circular as of the date specified and, since such date, there has been no Material Adverse Effect on the Company. The Company does not have any contingent liabilities, except as set forth in the Offering Circular.

                  (j) No default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a default, on the part of the Company, to the best knowledge of the Company, on its part in the due performance and observance of any material term, covenant or condition of any agreement which would result in a Material Adverse Effect on the Company; said agreements are in full force and effect; and no other party to any such agreement has instituted or, to the best knowledge of the Company, threatened any action or proceeding wherein the Company, would be alleged to be in default thereunder.

                  (k) The Company is not in violation of its articles of incorporation or bylaws or in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness. The execution and delivery of this Agreement, the fulfillment of the terms set forth herein and the consummation of the transactions contemplated hereby shall not violate or conflict with the articles of incorporation or bylaws of the Company or violate, conflict with or constitute a breach of, or default (or an event which, with notice or lapse of time, or both, would constitute a default) in any material respects under, any agreement, indenture or other instrument by which any of the Company is bound, or under any governmental license or permit or any law, administrative regulation, authorization, approval, order, court decree, injunction or order, except as may be required under the blue sky laws and regulations (collectively, the "Blue Sky Laws") of various jurisdictions.

                  (l) Subsequent to the respective dates as of which information is given in the Offering Circular and prior to the Closing Date, except as otherwise may be indicated or contemplated therein, the Company has not issued any securities or incurred any liabilities or obligation, direct or contingent, for borrowed money, or entered into any transaction which is material in light of the businesses and properties of the Company.

                  (m) The authorized, issued and outstanding equity capital of the Company shall be as set forth in the Offering Circular under the caption "Capitalization," and no equity or debt securities of the Company has been or shall be issued and outstanding prior to the Closing Date; the issuance and the sale of the Common Stock have been duly authorized by all necessary action of the Company and shall be validly issued, fully paid and nonassessable and shall conform to the description thereof contained in the Offering Circular; the issuance of the Common Stock is not subject to preemptive rights; and good title to the Common Stock will be transferred to the purchasers thereof upon issuance thereof against payment therefore, free and clear of all claims, encumbrances, security interests and liens whatsoever, with respect to the Company's interest in such Common Stock. The certificates representing the Common Stock will conform with the requirements of applicable laws and regulations.

                  (n) No approval of any regulatory, supervisory or other public authority is required in connection with the execution and delivery of this Agreement or the issuance of the Common Stock and Certificates, except as may be required by the Commission and under the Blue Sky Laws of various jurisdictions.

                  (o) All contracts and other documents required to be filed as exhibits to the Offering Statement have been filed with the Commission.

                  (p) T. Jackson McDaniel, who has certified the financial statements of the Company included in the Offering Circular, is, and was during the periods covered in its report in the Offering Circular, an independent public accountant with respect to the Company within the meaning of the 1933 Act, the 1933 Act Regulations, the Code of Professional Ethics of the American Institute of Certified Public Accountants and 12 C.F.R. 571.2(c)(3).

                  (q) The Company has not made any payment of funds of the Company prohibited by law, and no funds of the Company have been set aside to be used for any payment prohibited by law.

                  (r) All documents delivered by the Company in connection with the issuance and sale of the Common Stock and the Certificates, except for those documents which were prepared by parties other than the Company were on the dates on which they were delivered, true, complete and correct.

                  (s) To the best knowledge of the Company, the Company complies with all laws, rules and regulations relating to environmental protection, and the Company has not been notified or is otherwise aware that it is potentially liable, or is considered potentially liable, under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any similar state or local laws. There are no actions, suits, regulatory investigations or other proceedings pending or, to the best knowledge of the Company, threatened against the Company relating to environmental protection, nor does the Company have any reason to believe any such proceedings may be brought against it. To the best knowledge of the Company, no disposal, release or discharge of hazardous or toxic substances, pollutants or contaminants, including petroleum and gas products, as any of these terms may be defined under applicable federal, state or local laws, has occurred on, in, at or about any of the facilities or properties of the Company or any of the facilities or properties pledged to the Company as collateral for any loan or other extension of credit granted by the Company.

         2. Representations and Warranties of Agent. Agent represents and warrants to the Company that:

                  (a) Agent is registered as a broker-dealer with the Commission and a member of the NASD, and is in good standing with the Commission and the NASD.

                  (b) Agent is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to provide the services to be furnished to the Company hereunder.

                  (c) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Agent, and this Agreement is a legal valid and binding obligation of Agent, enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent that the provisions of Sections 7 and 8 hereof may be unenforceable as against public policy).

                  (d) Agent and each of its employees, agents and representatives who shall perform any of the services required hereunder to be performed by Agent shall be duly authorized and shall have all licenses, approvals and permits necessary, to perform such services, and Agent is a registered selling agent in the jurisdictions in which the Common Stock and Certificates are to be offered for sale and will remain registered in such jurisdictions in which the Company is relying on such registration for the sale of the Common Stock and/or Certificates.

                  (e) The execution and delivery of this Agreement by Agent, the fulfillment of the terms set forth herein and the consummation of the transactions contemplated hereby shall not violate or conflict with the corporate charter or bylaws of Agent or violate, conflict with or constitute a breach of, or default (or an event which, with notice or lapse of time, or both, would constitute a default) under, any material agreement, indenture or other instrument by which Agent is bound or under any governmental license or permit or any law, administrative regulation, authorization, approval or order or court decree, injunction or order.

                  (f) Any funds received by Agent to purchase shares of Common Stock or Certificates will be handled in accordance with Rule 15c2-4 under the 1934 Act.

                  (g) There is not now pending nor, to Agent's knowledge, threatened against Agent any action or proceeding before the Commission, the NASD, any state securities commission or any state or federal court concerning Agent's activities as a broker-dealer.

         3. Employment of Agent; Sale and Delivery of the Shares and Certificates. On the basis of the representations and warranties herein but subject to the terms and conditions set forth in this Section 3, the Company hereby employs Agent as its agent to use its best efforts in assisting the Company with the Company's sale of the Shares of Common Stock and Certificates in the Offering as described in the Offering Circular attached hereto as Exhibit "A" and made a part hereof. The employment of Agent hereunder shall terminate upon completion of the Offering.

                  As provided for in the Escrow Agreement dated as of _________between the Company and American Securities Transfer and Trust ("ASTT"), Agent shall forward all proceeds received from the sale of the Shares of Common Stock and Certificates to ASTT by noon of the next business day. Agent shall cause all checks received by it in payment for such Shares of Common Stock and Certificates to be made payable to ASTT.

                  When the Offering is completed, the Company agrees to issue or have issued such shares of Common Stock and to release for delivery certificates to subscribers thereof for such shares of Common Stock and Certificates as soon as possible.

                  Agent shall receive as compensation for its services hereunder, a commission equal to seven percent (7.0%) of the aggregate dollar amount of shares of Common Stock sold by Agent in the Offering. Agent shall also receive as compensation for its services hereunder, a commission equal to the following percentages of the aggregate dollar amount of Certificates sold by Agent in the Offering:


                         Term of Certificates                 Percentage
                         --------------------                 ----------
                         5-Year Certificate                       5%

                         3-Year Certificate                       3%


                  The Company shall wire, or shall cause to be wired, payment of the foregoing commissions to Agent within five (5) business days of the Company's receipt of an invoice from Agent. The Company shall pay all stock issue and transfer taxes with respect to the sale of the shares of Common Stock and Certificates. The Company shall pay all expenses of the Company relating to any required Blue Sky or state securities laws, research and filings.

         4. Offering. Subject to the provisions of Section 6 hereof, Agent is assisting the Company on a best efforts basis in offering up to $2,275,000 in shares of Common Stock and $17,000,000 of Certificates in the Offering. The shares of Common Stock and Certificates are to be offered to the public at the price set forth on the cover page of the Offering Circular and the first page of this Agreement.

         5. Further Agreements. The Company covenants and agrees that:

                  (a) The Company shall deliver to Agent, from time to time, such number of copies of the Offering Circular as Agent reasonably may request. The Company authorizes Agent to use the Offering Circular in connection with the offer and sale of the shares of Common Stock and the Certificates.

                  (b) The Company shall notify Agent immediately, and confirm the notice in writing, (i) when the Offering Statement is qualified, (ii) of the issuance by the Commission of any stop order relating to the Offering Statement or of the initiation or the threat of any proceedings for that purpose, (iii) of the receipt of any notice with respect to the suspension of the qualification of the shares of Common Stock or Certificates for offering or sale in any jurisdiction, and (iv) of the receipt of any comments from the staff of the Commission relating to the Offering Statement. If the Commission enters a stop order relating to the Offering Statement, the Company will make every reasonable effort to obtain the lifting of such order(s) as soon as possible.

                  (c) During the time when the Offering Circular is required to be delivered under the 1933 Act, the Company will comply with all requirements imposed upon it by the 1933 Act, as now in effect and hereafter amended, and by the 1933 Act Regulations, as from time to time in force, so far as necessary to permit the continuance of offers and sales of or dealings in the shares of Common Stock and Certificates in accordance with the provisions hereof and the Offering Circular. If during the period when the Offering Circular is used in connection with the offer and sale of the shares of Common Stock and Certificates any event relating to or affecting the Company shall occur as a result of which it is necessary, in the opinion of both counsel for Agent and counsel for the Company, to amend or supplement the Offering Circular in order to make the Offering Circular not false or misleading in light of the circumstances existing at the time it is delivered to a purchaser of the shares of Common Stock and/or Certificates, the Company forthwith shall prepare and furnish to Agent a reasonable number of copies of an amendment or amendments or of a supplement or supplements to the Offering Circular (in form and substance satisfactory to counsel for Agent) which shall amend or supplement the Offering Circular so that, as amended or supplemented, the Offering Circular shall not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Offering Circular is delivered to a purchaser of the Common Stock, not misleading. The Company will not file or use any amendment or supplement to the Offering Statement or the Offering Circular of which Agent has not first been furnished a copy or to which Agent shall reasonably object after having been furnished such copy. For the purposes of this subsection (c) the Company shall furnish such information with respect to itself as Agent from time to time may reasonably request.

                  (d) The Company shall take all necessary action and furnish to counsel for the Company such information as may be required to qualify or register the shares of Common Stock and Certificates for offer and sale by the Company under the Blue Sky Laws of such jurisdictions as Agent and the Company may reasonably agree upon; provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any such jurisdiction. In each jurisdiction where such qualification or registration shall be effected, the Company, unless Agent agrees that such action is not necessary or advisable in connection with the distribution of the shares of Common Stock and Certificates, shall file and make such statements or reports as are, or reasonably may be, required by the laws or regulations of such jurisdiction.

                  (e) For three (3) years from the date of this Agreement, the Company shall furnish Agent, (i) as soon as publicly available after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish Agent a copy of each report mailed to shareholders,
(ii) at least twenty-four (24) hours prior to dissemination to shareholders or Certificate holders, a facsimile of any letter, notice or other similar communication, provided that the foregoing in no way obligates the Company to await Agent approval of such letter, notice or similar communication prior to dissemination, and (iii) from time to time, such other public information concerning the Company as Agent may reasonably request.

                  (f) The Company shall use the net proceeds from the sale of the Common Stock and the Certificates in the manner set forth in the Offering Circular under the caption "Use of Proceeds."

                  (g) The Company shall not deliver the shares of Common Stock or the Certificates until it has satisfied all conditions set forth in Section 6 hereof, unless such condition is waived in writing by Agent.

                  (h) The Company will take such actions and furnish such information as are reasonably requested by Agent in order for Agent to ensure compliance with any NASD requests.

                  (i) The terms and conditions provided to Agent by the Company hereunder are at least as favorable as those offered to any other selected dealer of the Company and will remain so during the term of this Agreement.

         6. Conditions of Agent's Obligations. Except as may be waived in writing by Agent, the obligations of Agent as provided herein shall be subject to the accuracy of the representations and warranties contained in Section 2 hereof as of the date hereof, to the accuracy of the statements of officers and directors of the Company made pursuant to the provisions hereof, to the performance by the Company of their obligations hereunder and to the following conditions:

                  (a) At the date hereof, Agent shall receive an opinion of counsel of the Company that:

                           (i) the Company is incorporated, validly existing and in good standing under the laws of State of Georgia and with full power and authority to own its properties and conduct its business as described in the Offering Circular;

                           (ii) to the best knowledge of such counsel, all such licenses, permits and other governmental authorizations are in full force and effect and the Company is complying in all material respects therewith;

                           (iii) the Company has authorized Common Stock as set forth in the Offering Statement and the Offering Circular;

                           (iv) the issuance and sale of the shares of Common Stock have been duly and validly authorized by all necessary corporate action on the part of the Company; the shares of Common Stock, upon receipt of payment and issuance will be fully paid and non-assessable, and, to the best knowledge of such counsel, the purchasers of the Common Stock from the Company, upon issuance thereof against payment therefor, will acquire such shares of Common Stock and Certificates free and clear of all claims, encumbrances, security interests and liens.

                           (v) this Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered on behalf of the Company. This Agreement is enforceable in accordance with its terms against each of the Company, except to the extent that the provisions of Section 7 and 8 hereof may be unenforceable as against public policy;

                           (vi) except as set forth in the Offering Circular, based solely on conferences with the senior executive officers of the Company, and an investigation of certain corporate records made available to counsel by the Company as conducted in connection with the preparation of the Offering Statement, there are no material legal or governmental proceedings pending or, to the best knowledge of such counsel, threatened against or involving the assets of the Company required to be disclosed in the Offering Circular, provided that for this purpose such counsel shall not regard any litigation or governmental procedure to be "threatened" unless the potential litigant or government authority has manifested to the management of the Company, or to such counsel, a present intention to initiate such litigation or proceeding; nor are there any statutes, regulations, contracts or other documents required to be described or disclosed in the Offering Circular which are not so described or disclosed and the description in the Offering Circular of such statutes, regulations, contracts and other documents therein described are accurate summaries and fairly present the information required to be shown;

                           (vii) the Offering Statement has been qualified by the Commission; and no further approval of any other governmental authority is required for the issuance and sale of the Common Stock and Certificates excluding any necessary qualifications or registration under the Blue Sky Laws of the various jurisdictions in which the Common Stock and Certificates were offered as to which no opinion is expressed); and no proceedings are pending by or before the Commission seeking to revoke or rescind the qualifying the Offering Statement or the Offering Circular or, to the best knowledge of such counsel, are any such proceedings contemplated or threatened; provided that for this purpose such counsel not regard any litigation or governmental procedure to be "threatened" unless the potential litigant or government authority has manifested to the management of the Company, or to such counsel, a present intention to initiate such litigation or proceeding;

                           (viii) to such counsel's best knowledge the execution and delivery by the Company of, and performance of their agreements in this Agreement, shall not conflict with nor result in a breach of the articles of incorporation or bylaws of the Company, nor constitute a breach of or default (or an event which, with notice or lapse of time or both, would constitute a default) under, nor give rise to any right of termination, cancellation or acceleration contained in, or result in the creation or imposition or any material lien, charge or other encumbrance upon any of the properties or assets of the Company pursuant to any of the terms, provisions or conditions, any material agreement, contract, indenture, bond, debenture, note, instrument or obligation to which the Company is a party or by which it or its assets or properties may be bound or is subject, or any governmental license or permit; nor will any of such actions violate any law, administrative regulation or order or court order, writ, injunction or decree; and

                           (ix) to the best knowledge of such counsel based solely on the conferences and other investigations and officers' certificates, there has been no breach of the Company's articles of incorporation or bylaws, or material breach or default (or the occurrence of any event which, with the lapse of time or action, or both, by a third party, would result in a material breach or a material default), under any agreement, contract, indenture, bond, debenture, note, instrument or obligation to which the Company is a party or by which any of them or any of their respective assets or properties may be bound, or any governmental license or permit, or a violation of any law, administrative regulation or order, or court order, writ, injunction or decree.

                  In giving such opinion, such counsel may rely as to all matters of fact on certificates of officers and directors of the Company and certificates of public officials delivered pursuant hereto. Such opinion shall be governed by, and interpreted in accordance with, the Legal Opinion Accord ("Accord") of the ABA Section of Business Law (1991) whereby it shall be subject to the qualifications, exceptions, definitions, limitations on coverage and other limitations all as more particularly described in the Accord, which opinion should be read in conjunction therewith. For purposes of such opinion, any litigation or governmental proceeding is not considered to be "threatened" unless the potential litigant or governmental authority has manifested to the management of the Company, or to their counsel, a present intention to initiate such litigation or proceeding.

                  (b) Counsel for Agent shall have been furnished such documents as they reasonably may require for the purpose of enabling them to review or pass upon the matters required by Agent, and for the purpose of evidencing the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained, including but not limited to, resolutions of the Board of Directors of the Company regarding the authorization of this Agreement and the transactions contemplated hereby.

                  (c) Upon the completion of the Offering, in the reasonable opinion of Agent, (i) there shall have been no material adverse change in the condition or affairs, financial or otherwise, of the Company from that as of the latest date as of which such condition is set forth in the Offering Circular, except as referred to therein; (ii) there shall have been no material transactions entered into by the Company from the latest date as of which the financial condition of the Company is set forth in the Offering Circular other than transactions referred to or contemplated therein and transactions by the Company in the ordinary course of business; (iii) no action, suit or proceeding, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending or to the Company's best knowledge threatened against the Company or affecting any of their respective assets, wherein an unfavorable decision, ruling or finding would result in a material adverse effect on the Company; and (iv) the shares of Common Stock and Certificates shall have been qualified or registered for offering and sale by the Company under the Blue Sky Laws of such jurisdictions as Agent and the Company shall have agreed upon.

                  (d) Upon the completion of the Offering, Agent shall receive a certificate of the President of the Company, dated as of the completion date of the Offering, that states: (i) each has carefully examined the Offering Circular and the Offering Circular, and it does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) since the date the Offering Circular became authorized for final use, no event has occurred which should have been set forth in an amendment or supplement to the Offering Circular which has not been so set forth, including specifically, but without limitation, any event that has or may have a material adverse effect on the Company, and the conditions set forth in clauses (ii) and (iii) of subsection (c) of this Section 6 have been satisfied;
(iii) no order has been issued by the Commission to suspend the Offering or the effectiveness of the Offering Circular and, to the best knowledge of such officers, no action for such purposes has been instituted or threatened by the Commission; and, (iv) all of the representations and warranties contained in
Section 2 of this Agreement are true and correct, with the same force and effect as though expressly made on the date of the completion of the Offering.

                  (e) Upon the completion of the Offering, Agent shall receive, among other documents, (i) a copy of the order of the Commission declaring the Offering Statement qualified; (ii) a copy of the letter from the Georgia Secretary of State evidencing the good standing of the Company; (iii) a copy of the Company's certificate of incorporation certified by the Georgia Secretary of State.

                           All  such   opinions,   certificates,   letters   and
documents shall be in compliance with the provisions hereof only if they are, in the reasonable opinion of Agent and its counsel, satisfactory to Agent and its counsel. Any certificates signed by an officer or director of the Company and delivered to Agent or to counsel for Agent shall be deemed a representation and warranty by the Company to Agent as to the statements made therein. If any condition to Agent's obligations hereunder to be fulfilled prior to or upon the completion of the Offering is not so fulfilled, Agent, in its sole discretion, may terminate this Agreement or, if Agent, in its sole discretion so elects, may waive any such conditions which have not been fulfilled, or may extend the time of their fulfillment.

         7. Indemnification.

                  (a) The Company agrees to indemnify and hold harmless Agent, its officers, directors and employees and all persons who control Agent within the meaning of Section 15 of the 1933 Act or Section 20(a) of the Securities Exchange Act of 1934 (the "1934 Act"), against any and all loss, liability, claim, damage and expense whatsoever that such indemnified persons shall suffer and shall further reimburse promptly such persons for any legal or other expenses reasonably incurred by each or any of them investigating, preparing to defend or defending against any such action, proceeding or claim (whether commenced or threatened) arising out of any misrepresentation by the Company in this Agreement, or any breach of warranty by the Company with respect to this Agreement or arising out of or based upon any untrue or alleged untrue statement of a material fact or the omission or alleged omission of a material fact necessary to make it not misleading in light of the circumstances under which it was made, any statements contained in the Offering Statement or the Offering Circular or prepared or executed by or on behalf of the Company or based upon information furnished by or on behalf of the Company with their consent, whether or not filed in any jurisdiction, to effect the qualification of the Common Stock under the Blue Sky Laws thereof or filed with the Commission, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to Agent by or on behalf of Agent expressly for use in the Offering Circular or any amendment or supplement thereof, or any unwritten statement made with the Company's consent to a purchaser of the Common Stock or Certificates by any director or officer or any person employed by or associated with the Company other than Agent, its officers, directors or employees. This indemnity shall be in addition to any other liability the Company may have to Agent.

                  (b) Agent agrees to indemnify and hold harmless the Company, its officers, directors and employees and all persons who control the Company within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, to the same extent as the foregoing indemnity from the Company to Agent, but only with respect to any statements or omissions made in the Offering Circular or any amendment or supplement thereof in reliance upon, and in conformity with, written information furnished to the Company with respect to Agent by or on behalf of Agent expressly for use in the Offering Circular. This indemnity shall be in addition to any other liability that Agent may have to the Company.

                  (c) Promptly after receipt by an indemnified  party under this
Section 7 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party of the commencement thereof, but the omission to so notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Section 7. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, jointly with the other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than the reasonable cost of investigation except as otherwise provided herein. In the event the indemnifying party elects to assume the defense of any such action and retain counsel acceptable to the indemnified party, the indemnified party may retain additional counsel, but shall bear the fees and expenses of such counsel unless (i) the indemnifying party shall have specifically authorized the indemnified party to retain such counsel or (ii) the parties to such suit include such indemnifying party and the indemnified party, and such indemnified party shall have been advised by counsel that one or more material legal defenses may be available to the indemnified party which may not be available to the indemnifying party, in which case the indemnifying party shall not be entitled to assume the defense of such suit notwithstanding the indemnifying party's obligation to bear the fees and expenses of such counsel. An indemnifying party against who indemnity may be sought shall not be liable to indemnify an indemnified party under this Section 7 if any settlement of any such action is effected without such indemnifying party's consent.

         8.   Contribution.   In  order  to  provide  for  just  and   equitable
contribution in circumstances in which the indemnity  agreement  provided for in
Section 7 above is for any reason held to be unavailable to the Company or Agent other than in accordance with its terms, the Company and Agent shall contribute to the aggregate losses, liabilities, claims, damages, and expenses of the nature contemplated by said indemnity agreement incurred by the Company and Agent (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and Agent on the other from the offering of the Common Stock and Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Company on the one hand and Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and Agent on the other shall be deemed to be in the same proportion as the net proceeds from the Offering received by the Company bear to the total fees received by Agent under this Agreement. The relative fault of the Company on the one hand and Agent on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company and Agent agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who is innocent of such fraudulent misrepresentation.

         9. Survival of Agreements, Representations and Indemnities. The respective indemnities of the Company and Agent and the representations and warranties of the Company set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of Agent or the Company or any controlling person or indemnified party referred to in Section 8 hereof, and shall survive any termination or consummation of this Agreement and/or the issuance of the Common Stock, and any legal representative of Agent, the Company and any such controlling persons shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations.

         10. Termination. The Company or Agent may terminate this Agreement by giving the notice indicated in Section 11 below at any time after this Agreement becomes effective as follows:

                  (a) If any domestic or international event or act or occurrence has materially disrupted the U.S. securities markets such as to make it, in Agent's reasonable opinion, impracticable to proceed with the offering of the Common Stock or Certificates; or if the United States shall have become involved in a war or major hostilities; or if a moratorium in foreign exchange trading by major international banks or persons has been declared; or if there shall have been a material adverse change in the capitalization, condition or business of the Company.

                  (b) If any party hereto elects to terminate this Agreement as provided in this Section, such party shall notify the other parties hereto promptly by telephone or telegram, confirmed by letter and delivered by an overnight courier service the same day.

         11. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to Agent shall be mailed, delivered or faxed and confirmed to _________________________________________, if sent to the Company 6035 Atlantic Boulevard, Suite C, Norcross, Georgia 30071-1345, Attention: Cecil A. Brooks, President (with a copy to Drew Field, Esq. 534 Pacific Ave. San Francisco, CA 94133.).

         12. Governing Law. This Agreement shall be governed by the laws of the State of Georgia unless Federal law shall be deemed to apply.

         13. Severability. Any provision of this Agreement found to be invalid, unenforceable, or otherwise limited by law or regulation shall not effect the validity or enforceability of the remaining terms of this Agreement.

         14. Miscellaneous.

                  (a) Time shall be of the essence of this Agreement.

                  (b) This Agreement is made solely for the benefit of and will be binding upon the parties hereto and their respective successors and the controlling persons, directors and officers referred to in Section 7 hereof, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of any of the Common Stock.

                  (c) This Agreement sets forth the entire understanding and agreement among the parties hereto representing the subject matter hereof and supersedes and cancels all prior agreements and understanding, written or oral.

                  (d) This Agreement may be signed in various counterparts which together will constitute one agreement.

         If the foregoing correctly sets forth the arrangement between the Company and Agent, please indicate acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement.


                                      Yours very truly,
                                      CORNERSTONE MINISTRIES INVESTMENTS, INC.

                                      By: ______________________________________
                                          Cecil A. Brooks, President


Agreed to and accepted this
___ day of ___________, 199__.


______________________________________
By:
Name:
Title: